Exhibit 4.6


                         AMENDMENT TO WARRANT AGREEMENTS

     THIS AMENDMENT (this "Amendment") TO WARRANT AGREEMENT DATED FEBRUARY 18, 1999 (the "Agreement"), a copy of which is attached hereto as Exhibit A, ") is made by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation ("Miravant") and PHARMACIA AB, a Swedish corporation ("Pharmacia"), is effective as of September 2, 2003 (the "Effective Date"). Any defined terms used in this Amendment shall, unless otherwise stated, have the meaning ascribed to such terms in the Agreement.

1.   Miravant  has  issued  to   Pharmacia,   three  (3)  Warrant   Certificates
     collectively, the "Pharmacia Warrants") as follows:


-------------------------------- ----------------------------- ------------------------- -----------------------------
                                     Number of Shares of

 Date of Warrant Certificates       Miravant Common Stock           Exercise Price             Expiration Date

-------------------------------- ----------------------------- ------------------------- -----------------------------
         June 9, 1999                      120,000                      $11.87                   June 9, 2004
-------------------------------- ----------------------------- ------------------------- -----------------------------
       December 13, 1999                   120,000                     $14.8313               December 13, 2004
-------------------------------- ----------------------------- ------------------------- -----------------------------
         May 23, 2000                      120,000                     $20.615                   May 23, 2005
-------------------------------- ----------------------------- ------------------------- -----------------------------

2. Miravant hereby amends each of the Pharmacia Warrants by reducing the Exercise Price of the Pharmacia Warrants to ONE DOLLAR ($1.00) per share and extending the Expiration Date of each of the Pharmacia Warrants to December 31, 2005.

3. All representations and warranties made by Miravant in the Agreement are true and correct as of the Effective Date, including, but not limited to, those contained in Article VI of the Agreement, and apply with equal force to the amended Warrant Certificates as well as to the original Warrant Certificates.

4. Pharmacia may assign any or all of its rights and obligations under the Agreement, as amended, to any Affiliate of Pharmacia.

5. Other than as specifically set forth herein, all terms and conditions contained in the Agreement shall remain in full force and effect without modification.

                            (Signatures on next page)

         Date: August 15, 2003             MIRAVANT MEDICAL TECHNOLOGIES


                                            By:/s/  Gary S. Kledizk
                                            -----------------------
                                                    Gary S. Kledzik,
                                                    Chief Executive Officer

         ACCEPTED:

         Date: August 13, 2003             PHARMACIA AB


                                          By:/s/ Inger Brattne
                                                  --------------------
                                                  Name: Inger Brattne
                                                  Title: Director Legal Affairs


                                           By:   /s/ Zelbrant Lindquist
                                                  -------------------------
                                                  Name:Zelbrant Lindquist
                                                  Title: Pharmacia AB

                                  Exhibit A to

              Addendum to Warrant Agreement dated February 18, 1999

                                WARRANT AGREEMENT

                             DATED FEBRUARY 18, 1999